    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1998

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  SAFEWAY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        94-3019135
(STATE OR OTHER JURISDICTION OF INCORPORATION OR     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                 ORGANIZATION)

                           5918 STONERIDGE MALL ROAD
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 467-3000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MICHAEL C. ROSS
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                  SAFEWAY INC.
                           5918 STONERIDGE MALL ROAD
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 467-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                               TRACY K. EDMONSON
                                SCOTT K. MILSTEN
                                LATHAM & WATKINS
                       505 MONTGOMERY STREET, SUITE 1900
                      SAN FRANCISCO, CALIFORNIA 94111-2562
                                 (415) 391-0600
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     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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                        CALCULATION OF REGISTRATION FEE

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 TITLE OF EACH CLASS OF                               PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
    SECURITIES TO BE            AMOUNT TO BE              OFFERING           AGGREGATE OFFERING         REGISTRATION
       REGISTERED              REGISTERED(1)         PRICE PER UNIT(2)            PRICE(2)                  FEE
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Debt Securities..........      $1,600,000,000               100%               $1,600,000,000             $472,000
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(1) Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $1,600,000,000.

(2) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 1998

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  SAFEWAY INC.

                                DEBT SECURITIES

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     We may from time to time sell up to $1,600,000,000 aggregate initial offering price of our debt securities. These debt securities may consist of debentures, notes or other types of debt. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                               ------------------

     These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

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                                            , 1998

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

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                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    1
Where You Can Find More Information.........................    1
Disclosure Regarding Forward-Looking Statements.............    2
The Company.................................................    2
Use of Proceeds.............................................    3
Ratio of Earnings to Fixed Charges..........................    4
Description of Debt Securities..............................    4
Plan of Distribution........................................   11
Legal Matters...............................................   12
Experts.....................................................   12

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $1,600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and the debt securities. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        - Annual Report on Form 10-K for the year ended January 3, 1998 (including information specifically incorporated by reference into our Form 10-K from our 1997 Annual Report to Stockholders and Proxy Statement for our 1998 Annual Meeting of Stockholders) and Form 10-K/A filed March 10, 1998;

        - Quarterly Reports on Form 10-Q for the quarters ended March 28, 1998, June 6, 1998 and September 12, 1998;

        - Current Reports on Form 8-K filed on July 15, 1998 and October 19, 1998; and

        - all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the debt securities (other than those portions of such documents described in paragraphs (i), (k), and
          (l) of Item 402 of Regulation S-K promulgated by the Commission).

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                                  Safeway Inc.
                           5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3790

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements relate to, among other things, capital expenditures, cost reduction, cash flow and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the Company believes," "the Company intends," "we believe," "we intend" and similar words or phrases. The following factors are among the principal factors that could cause actual results to differ materially from the forward-looking statements: general business and economic conditions in our operating regions, including the rate of inflation, population, employment and job growth in our markets; pricing pressures and other competitive factors, which could include pricing strategies, store openings and remodels; results of our programs to reduce costs; the ability to integrate any companies we acquire and achieve operating improvements at those companies; relations with union bargaining units; issues arising from addressing year 2000 information technology issues; opportunities or acquisitions that we pursue; and the availability and terms of financing. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by such statements.

                                  THE COMPANY

     We are currently the second largest food and drug chain in North America (based on sales), with 1,381 stores at September 12, 1998. Our U.S. retail operations are located principally in northern California, southern California, Oregon, Washington, Colorado, Arizona and the Mid-Atlantic region. Our Canadian retail operations are located primarily in British Columbia, Alberta and Manitoba/Saskatchewan. In support of our retail operations, we have an extensive network of distribution, manufacturing and food processing facilities.

     In April 1997, we completed a merger with The Vons Companies, Inc. ("Vons") pursuant to which we issued 83.2 million shares of our common stock for all of the shares of Vons common stock that we did not already own. We also hold a 49% interest in Casa Ley, S.A. de C.V. which, as of September 12, 1998, operated 75 food and general merchandise stores in western Mexico.

     Our principal executive offices are located at 5918 Stoneridge Mall Road, Pleasanton, California 94588, and our telephone number is (925) 467-3000.

RECENT DEVELOPMENTS

     Dominick's Acquisition. On October 13, 1998, we signed a definitive agreement to acquire all of the outstanding shares of Dominick's Supermarkets, Inc. ("Dominick's") for $49 cash per share, or a total of approximately $1.2 billion. In addition, we will assume approximately $646 million of Dominick's debt.

     Dominick's operates 112 stores in the greater Chicago metropolitan area and had fiscal 1997 revenues of $2.6 billion. Dominick's also owns and operates two primary distribution facilities and a dairy processing plant.

     We commenced a cash tender offer for all of Dominick's outstanding shares on October 19, 1998, and that tender offer is currently set to expire on November 16, 1998. The Yucaipa Companies and Apollo

Advisors, whose affiliates own approximately 41% of the outstanding shares, have agreed to tender their shares in the tender offer and have granted us options to buy their shares at $49 cash per share upon termination of the definitive agreement in certain circumstances. Following the successful completion of the tender offer, the definitive agreement provides that a wholly owned subsidiary of Safeway will be merged with Dominick's, with Dominick's surviving as our wholly owned subsidiary.

     The acquisition of Dominick's is subject to a number of conditions, including the valid tender of a majority of Dominick's outstanding shares in the tender offer on a fully diluted basis, excluding shares issuable upon exercise of a warrant held by The Yucaipa Companies, certain regulatory approvals and other customary closing conditions. Although we cannot assure you that any or all of these conditions will be satisfied, we believe we will complete the transaction before the end of 1998.

     Carr-Gottstein Acquisition. On August 6, 1998, we signed a definitive agreement to acquire all of the outstanding shares of Carr-Gottstein Foods Co. ("Carr-Gottstein") for $12.50 per share, or a total of approximately $110 million, in a cash merger transaction. In addition, Carr-Gottstein has approximately $220 million of debt.

     Carr-Gottstein is the leading food and drug retailer in Alaska, with 49 stores primarily located in Anchorage, as well as Fairbanks, Juneau, Kenai and other Alaska communities. Carr-Gottstein is Alaska's highest-volume alcoholic beverage retailer through its chain of 17 wine and liquor stores operated under the name Oaken Keg Spirit Shops. Carr-Gottstein also operates seven specialty tobacco stores under the name The Great Alaska Tobacco Company. In addition, Carr-Gottstein's vertically integrated organization includes freight transportation operations and a full-line food warehouse and distribution center.

     The definitive agreement requires Carr-Gottstein to call a special meeting of its stockholders where they will be asked to approve the merger of one of our wholly owned subsidiaries with Carr-Gottstein, with Carr-Gottstein surviving as our wholly owned subsidiary. An affiliate of Leonard Green & Associates owns approximately 35% of the outstanding shares and has agreed to vote its shares in favor of the transaction. Upon completion of the merger, each outstanding Carr-Gottstein share will be converted into the right to receive $12.50 in cash.

     The acquisition of Carr-Gottstein is subject to a number of conditions, including the approval of a majority of Carr-Gottstein's outstanding shares, certain regulatory approvals and other customary closing conditions. Safeway and Carr-Gottstein have received a request for additional information from the Federal Trade Commission, and we and Carr-Gottstein are in the process of compiling information in response to this request. Although we cannot assure you that any or all of these conditions will be satisfied, we believe we will complete the transaction in early 1999.

     Financing the Acquisitions. We intend to finance the acquisitions of Dominick's and Carr-Gottstein with a combination of bank borrowings and commercial paper proceeds. In addition to our existing credit agreement and commercial paper program, we have recently secured the commitment of a group of lenders to provide up to $500 million of borrowings under a 364-day credit facility. We may also choose to make public offerings of debt securities.

                                USE OF PROCEEDS

     Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes, which may include but are not limited to funding our obligations in the acquisitions of Dominick's and Carr-Gottstein, including repaying or refinancing bank borrowings or commercial paper proceeds, and for working capital, capital expenditures and other acquisitions. The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among others, the impact of such refinancing on our interest coverage, debt-to-capital ratio, liquidity and earnings per share. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any series of debt securities. Pending the application of the net proceeds, we expect to reduce indebtedness under our commercial paper program or bank credit agreement.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for the periods indicated are as follows:

                                                                      FISCAL YEAR
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                                                         1997    1996    1995    1994    1993
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Ratio of earnings to fixed charges (a).................  4.10x   3.63x   2.81x   2.28x   1.51x

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(a) For these ratios, "earnings" represents income before income taxes, extraordinary loss, the cumulative effect of accounting changes, equity in earnings of unconsolidated affiliates, minority interest in subsidiary and fixed charges (other than capitalized interest). "Fixed charges" represents interest on indebtedness (including capitalized interest) and a share of rental expense which is deemed to be representative of the interest factor.

                           DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     We may offer under this prospectus up to $1,600,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $1,600,000,000. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

     The debt securities will be issued under an indenture between us and The Bank of New York, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture.

     When we refer to "we," "our" and "us" in this section, we mean Safeway Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

GENERAL

     The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement).

     We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

        - the title of the debt securities;

        - the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

        - any limit on the aggregate principal amount of the debt securities;

        - the date or dates on which we will pay the principal on the debt securities;

        - the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

        - the place or places where principal of, premium and interest on the debt securities will be payable;

        - the terms and conditions upon which we may redeem the debt securities;

        - any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

        - the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

        - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

        - whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

        - the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

        - the currency of denomination of the debt securities;

        - the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

        - if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

        - the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

        - any provisions relating to any security provided for the debt securities;

        - any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

        - any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

        - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

        - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.2)

     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

TRANSFER AND EXCHANGE

     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

     CERTIFICATED DEBT SECURITIES. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

     GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

     The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

     So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

     We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

     We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.14.5) Safeway, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

     We have obtained the foregoing information concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

COVENANTS

     We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person") unless:

        - we are the surviving corporation or the successor person (if other than Safeway) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

        - immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

        - certain other conditions are met. (Section 5.1)

EVENTS OF DEFAULT

     "Event of Default" means with respect to any series of debt securities, any of the following:

        - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30 day period);

        - default in the payment of principal of or premium on any debt security of that series when due and payable;

        - default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

        - default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

        - certain events of bankruptcy, insolvency or reorganization; and

        - any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

     No Event of Default with respect to a particular series of debt securities (except as to certain events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of an Event of Default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

     If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1 (e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

        - that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

        - the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

     The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

MODIFICATION AND WAIVER

     We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

        - change the amount of debt securities whose holders must consent to an amendment or waiver;

        - reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

        - reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

        - reduce the principal amount of discount securities payable upon acceleration of maturity;

        - waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

        - make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

        - make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

        - waive a redemption payment with respect to any debt security. (Section 9.3)

     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     LEGAL DEFEASANCE. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

     This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

     DEFEASANCE OF CERTAIN COVENANTS. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

        - we may omit to comply with the covenants described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

        - any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

The conditions include:

        - depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

        - delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

     COVENANT DEFEASANCE AND EVENTS OF DEFAULT. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

     "FOREIGN GOVERNMENT OBLIGATIONS" means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

        - direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

        - obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

GOVERNING LAW

     The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

                              PLAN OF DISTRIBUTION

     We may sell the debt securities to one or more underwriters for public offering and sale by them and may also sell the debt securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of debt securities in the applicable prospectus supplement. We have reserved the right to sell or exchange debt securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

     We may distribute the debt securities from time to time in one or more transactions:

        - at a fixed price or prices, which may be changed;

        - at market prices prevailing at the time of sale;

        - at prices related to such prevailing market prices; or

        - at negotiated prices.

     We may also, from time to time, authorize dealers, acting as our agents, to offer and sell debt securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of debt securities, we, or the purchasers of debt securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

     We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

     To facilitate the offering of debt securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the debt securities. This may include over-allotments or short sales of the debt securities, which involves the sale by persons participating in the offering of more debt securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if debt securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the debt securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for Safeway in the ordinary course of our business.

                                 LEGAL MATTERS

     Latham & Watkins of San Francisco, California, will issue an opinion about certain legal matters with respect to the debt securities for Safeway. Certain partners of Latham & Watkins, members of their families, related persons and others, have an indirect interest, through limited partnerships, in less than 1% of our common stock. These persons do not have the power to vote or dispose of such shares of common stock. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     Our consolidated financial statements as of January 3, 1998 and December 28, 1996 and for each of the three fiscal years in the period ended January 3, 1998, which are incorporated by reference herein from our Annual Report on Form 10-K for the year ended January 3, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated by reference herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee......................  $  472,000
*Rating Agency Fees.........................................     200,000
*Legal Fees and Expenses....................................     400,000
*Accounting Fees and Expenses...............................     150,000
*Printing Expenses..........................................     150,000
*Blue Sky Fees..............................................      30,000
*Trustee/Issuing & Paying Agent Fees and Expenses...........      25,000
*Miscellaneous..............................................      23,000
                                                              ----------
     Total..................................................  $1,450,000
                                                              ==========

---------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation law and Article III,
Section 13 of the Company's By-Laws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III,
Section 13 of the Company's By-Laws.

     In general, any officer, director, employee or agent will be indemnified against expenses, including attorney's fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper.

     Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth above. Such determination will be made (i) by the Company's board of directors by a majority vote of a quorum of disinterested directors who were not parties to such actions, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the Company's By-Laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's board of directors deems appropriate.

     The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of the Company's By-Laws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. If a claim for indemnification or payment of expenses under Section 13 of the Company's By-Laws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     The Company's board of directors may authorize, by a vote of a majority of a quorum of the Company's board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Section 13 of the Company's By-Laws. The Company's board of directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Company's board of directors so determines, greater than those provided for in Section 13 of the Company's By-Laws.

     The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

ITEM 16. EXHIBITS

    EXHIBIT
    NUMBER                            DESCRIPTION
    -------                           -----------
        *1    Form of Underwriting Agreement.
       4.1    Indenture, dated as of September 10, 1997 between Safeway
              Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K dated
              September 10, 1997).
      *4.2    Form of Debt Security.
         5    Opinion of Latham & Watkins.
        12    Statement regarding Computation of Ratios.
      23.1    Consent of Deloitte & Touche LLP.
      23.2    Consent of Latham & Watkins (included in Exhibit 5).
        24    Powers of Attorney (contained on Page II-5).
        25    Statement of Eligibility of Trustee on Form T-1.

---------------
 * To be filed by amendment or by a report on Form 8-K Pursuant to Regulation S-K, Item 601(b).

ITEM 17. UNDERTAKINGS

(a) We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of

1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Safeway pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on October 20, 1998.

                                          SAFEWAY INC.

                                          By /s/ MICHAEL C. ROSS
                                            ------------------------------------
                                            Michael C. Ross
                                            Senior Vice President, Secretary and
                                            General Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David Weed and Michael C. Ross, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----

/s/ STEVEN A. BURD                                Chairman, President and Chief        October 20, 1998
------------------------------------------------  Executive Officer (Principal
Steven A. Burd                                    Executive Officer)

/s/ DAVID WEED                                    Executive Vice President, Chief      October 20, 1998
------------------------------------------------  Financial Officer (Principal
David Weed                                        Financial Officer and Principal
                                                  Accounting Officer)

/s/ PETER A. MAGOWAN                              Director                             October 20, 1998
------------------------------------------------
Peter A. Magowan

                                                  Director
------------------------------------------------
William Y. Tauscher

/s/ JAMES H. GREENE, JR.                          Director                             October 20, 1998
------------------------------------------------
James H. Greene, Jr.

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----
/s/ PAUL HAZEN                                    Director                             October 20, 1998
------------------------------------------------
Paul Hazen

/s/ HENRY R. KRAVIS                               Director                             October 20, 1998
------------------------------------------------
Henry R. Kravis

/s/ ROBERT I. MACDONNELL                          Director                             October 20, 1998
------------------------------------------------
Robert I. MacDonnell

/s/ GEORGE R. ROBERTS                             Director                             October 20, 1998
------------------------------------------------
George R. Roberts

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *1      Form of Underwriting Agreement.
   4.1    Indenture, dated as of September 10, 1997 between Safeway
          Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K dated
          September 10, 1997).
  *4.2    Form of Debt Security.
   5      Opinion of Latham & Watkins.
  12      Statement regarding Computation of Ratios.
  23.1    Consent of Deloitte & Touche LLP.
  23.2    Consent of Latham & Watkins (included in Exhibit 5).
  24      Powers of Attorney (contained on Page II-5).
  25      Statement of Eligibility of Trustee on Form T-1.

---------------
 * To be filed by amendment or by a report on Form 8-K Pursuant to Regulation S-K, Item 601(b).